Exhibit 10.1

EXECUTION COPY

EXECUTIVE EMPLOYMENT AGREEMENT

between

INNOVATIVE PAYMENT SOLUTIONS, INC.

and

Richard Rosenblum

July 27, 2021

EXECUTIVE EMPLOYMENT AGREEMENT

This EXECUTIVE EMPLOYMENT AGREEMENT (“Agreement”), dated and made effective as of July 27, 2021 (the “Effective Date”), is entered into by and between INNOVATIVE PAYMENT SOLUTIONS, INC., a corporation organized and existing under the laws of the State of Nevada (USA), having offices at 56B 5th St. Lot 1, Carmel-by-the-Sea, California 93921 (“Company”), and Richard Rosenblum, an individual residing in Delray Beach, Florida. (“Executive”) (the parties hereto sometimes referred to individually as a “Party” or collectively as the “Parties”).

W I T N E S S E T H

WHEREAS, Company desires to employ Executive pursuant to the terms and conditions set forth in this Agreement, and Executive desires to enter the employ of Company pursuant to such terms and conditions and for the consideration set forth herein.

NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein and for other good and valuable consideration, Company and Executive agree as follows:

ARTICLE 1.0 – DEFINITIONS & INTERPRETATION

1.1 Defined Terms.

Wherever the following terms are used in this Agreement, they shall have the meanings ascribed to them below, unless the context clearly indicates otherwise. Other capitalized terms in this Agreement are defined in the text hereof or in any Company stock or benefit plan in or under which Executive may receive compensation or benefits hereunder or therein.

“Affiliate” means, with reference to Company, any other Person controlling, controlled by or under the common control of Company. For purposes hereof, the term “control” (or any equivalent term) means having ownership of more than fifty percent (50%) of the voting securities of a Person or the power, whether through voting power or otherwise, to control the management policies of such Person.

“Board of Directors” or “Board” means the board of directors of Company. “Company “Stock” means the common stock of Company.

“Person” means any natural person, corporation, company, partnership (including both general and limited partnerships), limited liability company, sole proprietorship, association, joint stock company, firm, trust, trustee, joint venture, unincorporated organization, executor, administrator, legal representative or other legal entity, including any governmental authority, entity or instrumentality.

“Restricted Shares” means the shares of Company Stock awarded to Executive hereunder and pursuant to a Restricted Stock Agreement substantially in the form of Exhibit A hereto.

“SEC” means the United States Securities and Exchange Commission.

“SEC Rule 144” means Rule 144 promulgated by the SEC under the authority of the Securities Act and codified at 17 C.F.R. § 231.144.

“Securities Act” means the (U.S.) Securities Act of 1933.

“Term” means the primary or initial term of this Agreement as specified in Section 2.1(a).

“Termination Date” means the date on which this Agreement expires or is terminated in accordance with the provisions contained herein.

1.2 Interpretation; Protocols.

(a) The name assigned to this Agreement and the Article and Section (or subsection) captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

(b) Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole, and references herein to Articles or Sections refer to Articles or Sections of this Agreement. Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires.

(c) For purposes of this Agreement, the words, “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation”.

(d) Unless stated otherwise, references to money herein shall mean and refer to the currency (U.S. Dollars) of the United States of America.

1.3 Exhibits and Schedules.

The following Exhibits and Schedules are attached to this Agreement, each of shall be executed by the Parties concurrently with or following execution and delivery of this Agreement:

Exhibit A – Indemnification Agreement

Exhibit B – California Labor Code § 2870

ARTICLE 2.0 – EMPLOYMENT AND DUTIES

2.1 Term of Employment.

(a) Company agrees to employ Executive, and Executive agrees to be employed by Company, on a full-time basis, beginning as of the Effective Date and continuing until the close of business on December 31, 2024 (the “Term”).

(b) Upon expiration of the Term, Executive’s employment with Company shall cease unless the Parties mutually agree in writing to (1) extend the Term for a specified period under the terms and conditions set forth in this Agreement or in any amendment or supplement thereto, or (2) continue Executive’s employment under the terms and conditions of this Agreement on an “at will” basis under which Executive may resign or terminate his employment with Company and Company may terminate Executive’s employment with Company, in either case for any lawful reason or for no reason at all, upon giving written notice of such resignation or termination, as the case may be, at least thirty (30) days prior to the effective date of such resignation or termination.

2.2 Officer/Director of Company.

(a) Beginning as of the Effective Date, Executive shall be employed as the Chief Financial Officer and President of Company. Executive agrees to serve in the assigned position and to perform diligently, and to the best of Executive’s abilities, the duties, responsibilities and services involved or appertaining to such position as may be determined by Company through the Board of Directors, and to perform such other additional or different duties and services that Executive may reasonably be directed to perform from time to time by the Board. In addition to, and as part of Executive’s duties and responsibilities as the Chief Financial Officer and President of the Company, Executive shall have the primary responsibility to direct and manage all of the operations of the Company and its Affiliates.

(b) As of the Effective Date, Executive shall be elected as a member of the Board and shall serve as a director of Company during the Term or until such time as Executive elects to resign or is removed in accordance with the governing documents of Company. Upon the end of the Term for any reason, Executive agrees to resign immediately from the Board and from any and all other positions or offices he holds in the Company or any Affiliate.

2.3 Supervision/Company Policies.

Executive shall, at all times hereunder, be subject to and comply with the policies and procedures of Company and the governing direction of the Board, and shall conduct himself in a good and professional manner and in a light that consistently supports and protects the best interests of Company.

2.4 Fiduciary Duties of Executive.

(a) At all times during Executive’s employment with Company, Executive agrees that he owes to Company the fiduciary duties of due and appropriate care, good faith and fair dealing, honesty and full disclosure, and loyalty, and will at all times act in the best interests of Company and will neither perform nor do any act that would intentionally injure the business, interests, or reputation, of Company.

(b) As part of Executive’s fiduciary duties to Company, Executive agrees that he will not knowingly perform or engage in any act or activity that constitutes or involves a conflict of interest with his duties and responsibilities to Company and that, upon the discovery thereof, Executive will so advise the Board and will take such steps and perform such actions as may be necessary to withdraw from or discontinue any such act or activity giving rise to any such conflict of interest. For purposes hereof, and by way of illustration and not of limitation, the Parties acknowledge and agree that Executive’s direct or indirect interest in, or any connection with or benefit from, any outside commercial activity that may in any way adversely affect the interests of Company will constitute or involve a conflict of interest.

ARTICLE 3.0 – COMPENSATION AND BENEFITS

3.1 Base Compensation.

During the Term, Executive’s base salary shall be $18,000 (Eighteen Thousand Dollars) per month, which shall be paid in accordance with Company’s standard payroll practice for its executives commencing with the payroll period beginning July 1, 2021. The salary payable to Executive shall be subject to all withholdings required by federal and state law and to such other withholdings as may be specified or authorized by Executive from time to time.

3.2 Incentive Cash Awards.

Following the end of each fiscal year of Company in which Executive has completed employment services with Company in accordance with the provisions of this Agreement, Executive shall be eligible to receive a cash bonus as may be determined by the Board. The actual amount of each annual bonus will be determined by the Board based on whether, and the extent to which, the Company achieves (or exceeds) annual revenue or other financial performance objectives established by the Board, in its sole discretion, from time to time.

3.3 Grant of Company Stock Options.

(a) Upon the Effective Date, Company shall issue and deliver to Executive a grant of an option to purchase 10,000,000 (ten million) common shares of Company Stock at a per share exercise price equal to the fair market value of the Company’s common stock, as reflected in the closing price of the Company’s common shares on the OTC exchange or, in the event the stock is uplisted, on the NASDAQ exchange, on the date of grant (the “Option”). Fifty percent (50%) of the shares subject to the Option shall vest on the grant date and the other 50% of the shares subject to the Option shall vest at the rate of 1/36th per month over a three-year period. In the event Executive is terminated without Cause as defined in this agreement prior to the third anniversary of the Effective Date, any unvested shares shall vest upon the date the General Release (defined below) becomes effective. The Option shall be subject to the Innovative Payment Solutions, Inc. 2021 Stock Incentive Plan (the “Plan”) and to any option award agreement required by the Plan, provided, however, that in the event of a conflict between the terms of this Agreement and the Plan or award agreement this Agreement shall control. The Option will be exercisable for a period of ten (10) years after the date of grant and the Company shall provide for cashless exercise of the Option by Executive.

(b) Any shares of Company Stock Executive obtains through the exercise of the Option shall be considered “restricted securities” as defined in SEC Rule 144 and may not be sold or resold until such time, and to the extent that, such shares have been included in an effective registration statement filed with the SEC under Section 5 of the Securities Act or otherwise qualify and may be sold under an exemption from registration under the Securities Act or under SEC Rule 144.

3.4 Expenses.

Company shall pay or reimburse Executive for all necessary and reasonable expenses incurred or paid by Executive in connection with the performance of his responsibilities and duties under this Agreement upon presentation of expense statements or vouchers together with such supporting information as Company or its accountants may require and as may be required by any policies and procedures adopted by Company from time to time.

3.5 Employee Benefits.

(a) During the term of this Agreement and Executive’s employment hereunder, Executive will be entitled to participate in any group insurance, qualified pension, hospitalization, medical health and accident, disability or similar plan or program of Company now existing or hereafter established to the extent that Executive is eligible under the general provisions thereof. Company shall have the right to amend or terminate any such plans or programs from time to time upon notice to Executive. NOTWITHSTANDING THE FOREGOING, EXECUTIVE UNDERSTANDS AND ACKNOWLEDGES THAT, AS OF THE EFFECTIVE DATE, COMPANY DOES NOT OFFER ANY BENEFIT PLANS TO ITS EMPLOYEES OTHER THAN VACATION AS PROVIDED HEREINAFTER.

(b) Any benefits provided or made available to Executive by Company are in Company’s sole discretion and are subject to change, without compensation, upon Company’s providing appropriate written notice to Executive of any such change, including any termination of any benefit(s).

(c) Executive will be entitled to six (6) weeks of paid vacation each calendar year during the term of this Agreement, with the schedule of time taken by Executive for vacation determined by mutual agreement between Company and Executive.

3.6 New or Successor Plans and Programs.

If at any time after the Effective Date, Company establishes any new, replacement or additional pension, retirement, disability or annuity plans, or compensation plans or programs for executives or senior managers of Company at comparable levels, Executive shall be eligible, at Company's discretion, for coverage under such pension, retirement, disability and annuity plans, programs or incentive compensation practices in accordance with the terms thereof.

3.7 Availability of Compensation & Benefits.

The benefits and entitlements made available to Executive under the terms of this Agreement, or as to which Executive may be eligible, excepting those provided in Article 4.0 of this Agreement, are and shall be contingent and conditional upon Executive maintaining and continuing employment as an officer of Company in the position set forth in Article 2.0 of this Agreement or a similar position with Company that is considered equivalent to such position.

ARTICLE 4.0 – TERMINATION & CESSATION OF EMPLOYMENT

4.1 Termination of Employment.

(a) Executive’s employment with Company shall be terminated (1) for Cause as specified in Section 4.2, (2) upon the Disability of Executive as provided in Section 4.3, (3) upon Executive’s death as provided in Section 4.4, or (4) upon Executive’s resignation or voluntary termination of employment.

(b) During the term of this Agreement, if Executive’s employment with Company is terminated for any of the reasons or grounds specified in Section 4.1, Executive shall not be entitled to receive any compensation or benefits under this Agreement following such termination of employment except as expressly provided in this Article 4.0 or in any applicable compensation plan, employee benefit plan or other Company sponsored plan available to all employees of Company in which Executive is or remains eligible to participate following his/her termination of employment.

4.2 Termination for Cause.

(a) Company may terminate Executive for Cause after written notice specifying the cause of such action shall have been given by Company to Executive. For purposes of this Agreement, the term “Cause” means:

(1) Executive’s breach of any material term, condition or provision of this Agreement which remains uncorrected for thirty (30) days following Company’s written notice of such breach to Executive;

(2) Executive’s commission of any act or omission that has, or that has had or is likely to have, a material adverse effect on the business, operations, financial condition or reputation of Company or any of its Affiliates;

(3) Executive’s conviction (including a plea of guilty or nolo contendere) of a felony or any crime involving or including theft, dishonesty or moral turpitude;

(4) Gross omission or dereliction of any statutory or common law duty of loyalty to Company; or

(5) Any repeated or continuous failure, neglect or refusal to perform Executive’s duties and responsibilities under this Agreement or as may be directed by the Board of Directors or any executive of Company to whom Executive reports.

(b) Any decision as to whether “Cause” exists for the termination of Executive’s employment with Company shall be referred to the Board of Directors for a final determination.

4.3 Termination Due to Disability.

(a) In the event that Executive is prevented from performing his/her usual duties for a period of six (6) consecutive months, or for shorter periods aggregating more than six (6) months in any twelve-month period, by reason of physical or mental disability, whether total or partial in nature or effect (referred to herein as “Disability”), Company shall continue to pay Executive his/her full salary up to and including the last day of the sixth consecutive month of Disability, or the day on which the shorter periods of Disability shall equal a total of six (6) months (in either case, such day being the “Disability Date”). Company shall be entitled, on or at any time after the Disability Date, to terminate this Agreement and Executive’s employment with Company due to Disability upon giving written notice to Executive.

(b) The effective date of any termination of Executive’s employment due to or as a result of Disability shall be the Disability Date, from and after which Company shall have no further obligation or liability to Executive under this Agreement except for any compensation that has accrued under this Agreement and has not been paid, together with the following compensation and benefits:

(1) Executive’s base salary, at the rate in effect immediately prior to the Disability Date, through the end of the month in which he/she is terminated due to or as a result of Disability;

(2) An annual bonus, pursuant to the terms of any Company incentive compensation, performance or bonus plan, for the year in which Executive’s termination due to Disability occurs, payable on a pro rata basis through the date of termination and at the time that bonuses, if any, are paid to other executives of Company;

(3) Commencing with the first month following the month in which Executive is terminated, payments to which Executive is entitled under any plan or program of Company providing long-term disability or retirement benefits;

(4) Continued participation in any Company sponsored employee benefit plan that is made available to all employees of Company and in which Executive was participating as of the Disability Date, to the extent that Executive remains eligible to participate under the terms thereof, until the earliest to occur of the cessation of Executive’s Disability, his/her death or his/her attainment of age 70.

4.4 Termination Due to Death.

In the event of Executive’s death during the term of this Agreement, this Agreement shall automatically terminate and expire, except that (a) Executive’s estate shall be entitled to receive any compensation that has accrued or is owed to Executive under this Agreement as of the date of his/her death, including any bonus or other compensation determined and paid to Executive annually, which shall be prorated and paid through the last day of the month in which Executive’s death occurs, and (b) such termination shall not affect any amounts payable to Executive’s estate as insurance or other death benefits under Company plans or programs then in force or effect with respect to Executive.

4.5 Termination Without Cause; Severance.

(a) Except as provided in Section 4.5(b), and subject to compliance with the terms and conditions of Section 4.5(c), if Executive’s employment with Company is terminated at any time during the term of this Agreement without a reason or ground specified in Section 4.1, Executive shall be entitled to severance (“Basic Severance”) equal to fifty percent (50%) of Executive's annual base salary rate in effect as of the date of Executive’s termination.

(b) In the event that Company is acquired during the term of this Agreement, whether by merger, stock acquisition or purchase, or consolidation, or by the acquisition of all or substantially all of the business or assets of Company, or otherwise (in each case, an “Acquisition”), and Company or the acquiring or surviving Person in or as a result of any such Acquisition (the “Acquiring Party”), as the case may be, either:

(1) Fails or declines to offer to Executive, or on before the date on which the Acquisition is closed or concluded (the “Closing Date”), new or continued employment with the Acquiring Entity in a position having or providing responsibilities, compensation and benefits that are equivalent to or greater than the position of employment, and with the responsibilities, compensation and benefits, provided to Executive under this Agreement and, as a result thereof, Executive elects to resign or voluntarily terminate his/her employment with Company or the Acquiring Entity, as the case may be; or

(2) Terminates this Agreement and Executive’s employment with Company or the Acquiring Party, as the case may be, without Cause or any other reason specified in Section 4.1, at any time within a period of twelve (12) months after the Closing Date; then, upon either such event, Executive shall be entitled, in lieu of the Basic Severance specified in Section 4.5(a), to severance (“Enhanced Severance”) equal to one hundred percent (100%) of Executive's annual base salary rate in effect as of the date of Executive’s termination.

(c) Any obligation by Company to pay Basic Severance or Enhanced Severance pursuant to this Section 4.5 is and shall be (1) subject to Executive’s compliance with the provisions, restrictions and limitations of Articles 5.0 and 6.0 of this Agreement, (2) unless otherwise agreed, payable in six (6) equal monthly installments commencing the month immediately following the month of termination, and (3) subject to Executive signing a standard general release and agreement not to sue Company then in use by Company in connection with terminated employees (the “General Release”) within 45 days after the date Executive’s employment terminates. The General Release shall not waive any rights of Executive with respect to shares or options that he holds after the Effective Date of the General Release. The Company shall provide such General Release agreement to Executive within fourteen (14) days after Executive’s employment terminates.

ARTICLE 5.0 – OWNERSHIP & PROTECTION OF COMPANY PROPERTY

5.1 Ownership; Results of Services.

Company shall own, and Executive agrees to fully disclose and hereby assigns and conveys to Company, all of Executive’s right, title and interests, of every kind and character and in perpetuity, in and to the results of Executive’s services or work for Company, including all tangible and intangible property, material, information. ideas, concepts, improvements, discoveries, and inventions, whether patentable or not, that are conceived, generated, developed, made or acquired by Executive, individually or in conjunction with others, during Executive's employment by Company (whether during business hours or otherwise and whether on Company's premises or otherwise) which relate in any way to Company’s business, technologies, operations, products or services, including (a) all rights and interests of Executive in any invention, patent or patent rights, trademark and other intellectual property, including a waiver by Executive of rights granted under the (U.S.) Artists Visual Rights Act, (b) printed or digitally generated or stored files, notes, memoranda, correspondence, lists, documents and other corporate instruments and records, (c) information relating to or including any Confidential Information (as defined below), and (d) all writings or materials of any type, whether printed or in digital format or otherwise, embodying any of the foregoing property, material or information. It is understood and agreed that the provisions of this Section 5.1 and Section 5.2 do not apply to any Inventions that I can prove qualify fully for protection under Section 2870 of the California Labor Code (set forth in Exhibit C to this Agreement).

5.2 Work for Hire; Assignments.

All of the services performed by Executive for Company or during or within the scope of Executive’s employment by Company shall constitute “work for hire” and the results of such services or work shall be owned by Company. Executive agrees to execute and deliver to Company such assignments or other instruments as Company may require from time to time to evidence Company’s ownership of the results, work product and proceeds of all such services and work performed by Executive hereunder.

5.3 Return of Company Property.

(a) Upon any termination of this Agreement or cessation of Executive’s employment with Company, Executive shall immediately return to Company all property (including both tangible and intangible property) that is considered the property of Company, including keys, records, employee badges, entry cards, records, notes, data, models, memoranda, and other documents, equipment or information or data (including Confidential Information) that are in the possession, custody or control of Executive (or any person acting with or at the behest of Executive), whether in physical, electronic or digital form, or otherwise, and whether or not such property was conceived, developed, generated or made by Executive or by others. Under no circumstances shall Executive be entitled to replicate or reproduce, or retain copies of, any of the property of Company following termination of his/her employment with Company.

(b) Executive shall, upon any termination of his/her employment with Company (and no later than 24 hours following the effective date of any such termination), certify to Company in writing that he/she has returned to Company all property of Company as required hereunder and that no copies, replicas or reproductions of any such property have been retained by Executive or by any other Person acting with or at the behest of Executive or to whom or which such materials may have been disclosed or delivered by Executive at any time.

ARTICLE 6.0 – CONFIDENTIALITY & RELATED OBLIGATIONS

6.1 Confidential Information; Obligations.

(a) Each Party acknowledges and agrees that, as a result of and during Executive’s employment with Company, Executive will acquire, develop or participate in developing, or otherwise have access to non-public information, data and other matters that are considered highly confidential to Company and that are the property of Company (or licensed by Company from other Persons), including:

(1) inventions, ideas, discoveries, methods and methodologies, processes, products, product designs, technical information, know-how, copyrights and works of authorship, drawings, schematics, and supplier, client and customer lists, prices and costs;

(2) information technology, systems, processes, designs, platforms and software, including code, algorithms and other components of any software;

(3) studies, analyses, strategic and tactical plans, marketing plans and surveys, maps, photographs and other media and image recordings, and point-of-services locations and information;

(4) corporate, business, financial, accounting, legal and regulatory information, data and records generated maintained by or for Company (including drafts, reproductions and copies thereof), including organizational charts, shareholder lists, meetings, minutes and resolutions, personnel files and personal privacy data, contracts, agreements, notes, debentures, security instruments, finance and financing instruments and documents, real and personal property leases, licenses and other commercial transaction documents and records; and

(5) information considered a “trade secret” under the (U.S.) Defend Trade Secrets Act (Pub. L. No. 114-153, 130 Stat. 376, codified in Title 18, United States Code) (“DTSA”) and/or under the California Uniform Trade Secrets Act (Cal. Civ. Code § 3426 et seq); (collectively, “Confidential Information”). “Confidential Information” shall also include any non- public information or data that has been disclosed by any Person to Company, or by Company to any Person, that is subject to any confidentiality obligation or governed by a confidentiality and non-disclosure agreement entered into between Company and such Person.

(b) Executive covenants and agrees that he/she will not, at any time or in any manner, either directly or indirectly, publish, disclose, divulge or communicate any Confidential Information to any Person, without the prior written consent of Company, except (1) to the directors, officers, managers, members or shareholders of Company or to other employees and contractors of Company that have a “need to know” such information and have undertaken appropriate obligations of confidentiality to Company, or (2) as may be required by law. Executive agrees to keep and maintain all Confidential Information as strictly confidential.

6.2 Post-Employment Confidentiality Obligations.

(a) As part of the consideration for Company’s hiring of Executive and as an incentive for Company to enter into this Agreement, Executive agrees that, during a period of five (5) years following termination or expiration of this Agreement and the end of Executive’s employment with Company, Executive will not, directly or indirectly:

(1) publish or disclose any of the Confidential Information to any Person other than Company and its management except as may be required by applicable law or by legal process in any legislative, judicial or administrative proceeding if and to the extent that Executive, prior to any such disclosure, gives Company sufficient written notice of any such proposed disclosure in order to give Company sufficient time to obtain any protective order or other relief that Company may deem necessary or appropriate to ensure the continued protection of the Confidential Information from improper publication or disclosure;

(2) disclose, use or rely upon any of the Confidential Information in connection with employment, consulting or other services that Executive may provide or render to any Person other than Company of its Affiliates;

(3) induce or attempt to induce any manager or employee of Company to terminate his/her employment with Company or any of its Affiliates without Company’s prior written consent or agreement.

(b) Company and Executive agree that the post-employment obligations undertaken by Executive herein are reasonable and necessary to protect the Confidential Information from unauthorized or improper disclosure to or for the benefit of any Person (other than Company and its Affiliates), including the potential for inevitable disclosure of such information.

6.3 Company’s Remedies for Violation of Confidentiality Obligations.

(a) Any violation by Executive of the confidentiality obligations herein shall constitute “for cause” grounds for termination of Executive’s employment hereunder. In addition, in the event of any such violation by Executive, including Executive’s post-employment obligations specified in this Agreement, Company shall be entitled to any remedies, either at law or in equity, that may be available under federal (U.S.) law and/or under California law.

(b) In accordance with the (U.S.) Defend Trade Secrets Act, Company hereby provides to Executive the following notice of immunity protection available thereunder:

“An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law. An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order.”

ARTICLE 7.0 – TAXES AND TAXATION

7.1 Executive shall be responsible for the payment of all U.S., state and local income, excise and similar taxes imposed by any governmental entity or taxing authority on or with respect to the payments, compensation and benefits paid to or received by Executive under this Agreement.

7.2 Company shall, within ninety (90) days after the end of each calendar year during the Term and any Extended Term (or as may be required by applicable law), provide or deliver to Executive any forms, documents and other records required by U.S. or state law that will enable Consultant to determine or verify any applicable taxes that may be imposed with respect to the payments, compensation and benefits paid or payable under this Agreement and to prepare and file any tax returns or other documents required by U.S. or any applicable state law or any regulations promulgated thereunder.

ARTICLE 8.0 – INDEMNIFICATION & DEFENSE OF CLAIMS

8.1 Indemnification Agreement.

It is the intent of the Parties, and as an inducement for Executive to accept employment with Company under the terms and conditions of this Agreement, that Company will provide indemnity protection to Executive, both in connection with his position of employment with Company and in the discharge of his duties and responsibilities to Company, to the maximum extent allowed under the laws of the State of Nevada. Accordingly, Company and Executive shall, either concurrently with or immediately following the execution of this Agreement, enter into and execute an Indemnification Agreement substantially in the form of Exhibit B hereto.

8.2 Other Indemnity Protection.

The indemnity protections provided to Executive in the Indemnification Agreement shall be in addition to, and not in derogation of, any of indemnification rights that may be granted or otherwise available to Executive under the governing documents of Company or under Nevada law.

ARTICLE 9.0 – GOVERNING LAW; DISPUTE RESOLUTION

9.1 Governing Law.

This Agreement shall be construed and enforced in accordance with the laws of the State of California without regard to the choice of laws principles thereof.

9.2 Dispute Resolution; Arbitration.

(a) At the option of Company or Executive, and to the extent permitted by applicable law, any dispute, controversy or question arising under, based on or relating to this Agreement, or any breach or failure to comply with the terms hereof (each a “Dispute”), shall be finally and exclusively resolved by binding arbitration administered by the American Arbitration Association (“AAA”) under its Commercial Arbitration Rules (the “AAA Rules”). Unless otherwise agreed by the Parties, arbitration of any Dispute shall be conducted before a single arbitrator selected by the Parties and the forum and venue for such arbitration shall be AAA’s Los Angeles Regional Center in Los Angeles, California. Each Party hereby submits to AAA and the selected forum for the arbitration of any Dispute, waives any objection to the venue of such arbitration, and agrees that service of process and other notices, pleadings and documents in any arbitration or proceeding hereunder may be delivered to a Party in accordance with the provisions governing “Notices” in this Agreement.

(b) If the Parties are unable to agree upon a neutral arbitrator within thirty (30) days after a Party notifies the other Party in writing of its intent to submit a Dispute to arbitration, either Party may apply to AAA for the appointment of an arbitrator or, if AAA is not then in existence or declines to act, either Party may apply to the Presiding Judge of the Superior Court of any county in the State of California for the appointment of a neutral arbitrator to hear the Parties and settle the Dispute and such Judge is hereby authorized to make such appointment.

(c) If the Parties so agree in writing, and subject to the consent of the single arbitrator, hearings and proceedings conducted in the arbitration of any Dispute hereunder may be conducted remotely by secure video conferencing technology that is acceptable to the Parties.

(d) The decision or award of the arbitrator shall be in writing and shall set forth detailed reasoning for the award. Discovery shall be conducted expeditiously, bearing in mind the objective of limiting discovery and expediting the decision or award of the arbitrator at the most reasonable cost and expense to the Parties. The decision of the arbitrator shall be final, conclusive and binding on the Parties and no action at law or in equity shall be instituted or, if instituted, prosecuted by either Party other than to enforce the award of the arbitrator. Judgment upon an award rendered pursuant to such arbitration may be entered in any court having jurisdiction or application may be made to such court for a judicial acceptance of the award and/or an order of enforcement, as the case may be.

9.3 Extraordinary Relief.

The rights of Company under this Agreement are of a special, unique and intellectual character which gives them a unique value, and a breach of any provision of this Agreement (including in particular the provisions contained in Articles 5.0 and 6.0) will cause Company irreparable economic harm or damage that cannot be reasonably or adequately compensated in damages in an action at law. Accordingly, without limiting any right or remedy that Company may have under this Agreement or applicable law, or otherwise, Executive agrees that Company shall be entitled to seek injunctive and other extraordinary relief to enforce and protect its rights granted under this Agreement, whether through arbitration or litigation as provided herein, without any requirement that it post a bond or other security.

9.4 Expenses of Enforcement.

In the event that Executive is the prevailing party in any arbitration or litigation under this Article 9.0, Company shall pay Executive’s attorneys' fees and costs, including the compensation and expenses of any arbitrator, unless the arbitrator or the court determines that (a) Company has no liability in such Dispute, or (b) the action or claims by Executive are frivolous in nature. In any other case or matter, Company and Executive shall each bear its or his/her own attorney fees and costs, except that Company shall pay the costs of any arbitrator appointed under Section 9.2.

ARTICLE 10.0 – GENERAL PROVISIONS

10.1 Board Approval.

This Agreement, even if executed and delivered by the Parties, shall not become valid and enforceable until Company’s Board of Directors has expressly approved this Agreement. Company agrees to notify Executive promptly of the date of such approval.

10.2 Non-Assignability.

This Agreement is a personal contract and the rights, interests, benefits and obligations of Executive under this Agreement may not be voluntarily or involuntarily assigned, sold, alienated, or transferred by Executive to any Person.

10.3 Notices.

All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (a) if delivered by hand or by private courier and signed for by the receiving Party, on the date of such delivery, (b) if sent by facsimile with written evidence of successful transmission, on the date of such transmission, or (c) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. The addresses for notices to either Party are as displayed in the introductory paragraph of this Agreement or as subsequently modified by written notice by a Party to the other Party.

10.4 Taxes.

It is understood that all payments and benefits provided under this Agreement are subject to withholding for applicable federal, state and local income (or similar) taxes.

10.5 Waivers & Amendments.

Any failure by either Party at any time to enforce and require full compliance with any provision of this Agreement shall not constitute a waiver of any of the terms and conditions hereof at any future time and shall not prevent such Party from insisting on compliance with and the performance of such terms and conditions at any later time. Neither this Agreement nor any of the provisions hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing and duly executed by each of the Parties.

10.6 Severability.

The Parties intend that the rights, obligations, remedies and other provisions contained in this Agreement shall be enforceable to the fullest extent permitted by law. If any provision of this Agreement or the application thereof to any person, association or entity shall, to any extent, be construed to be invalid or unenforceable, either in whole or in part, such provision shall be construed in a manner so as to permit its enforceability under applicable law. In any case, the remaining provisions of this Agreement shall remain in full force and effect.

10.7 Entirety of Agreement; Integration.

This Agreement constitutes the entire agreement of the Parties with regard to such subject matter and contains all of the covenants, promises, representations, warranties, and agreements between the Parties with respect to such subject matter. No representation, inducement, promise agreement, oral or written, has been made by either Party with respect to such subject matter that is not embodied in this Agreement and no agreement, statement, or promise relating to Executive’s employment by Company that is not contained in this Agreement shall be valid or binding.

10.8 Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date written above.

COMPANY:

INNOVATIVE PAYMENT SOLUTIONS, INC.

By:	/s/ William Corbett
William Corbett
Chief Executive Officer

EXECUTIVE:

/s/ Richard Rosenblum
Richard Rosenblum

EXHIBIT A

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (“Agreement”), dated and made effective as of July 27, 2021, is entered into by and between INNOVATIVE PAYMENT SOLUTIONS, INC., a corporation organized and existing under the laws of the State of Nevada, having offices at 19355 Business Center Drive, Northridge, CA 91324 (“Company”), and RICHARD ROSENBLUM, an individual residing in Delray Beach, Florida (“Indemnitee”) (each party hereto sometimes referred to as a “Party” or collectively as the “Parties”).

W I T N E S S E T H

A. Company desires to attract and retain the services of highly qualified individuals, including individuals such as Indemnitee, to serve as officers, directors, and managers to or with Company and its affiliated companies and recognizes that competent and experienced individuals are reluctant to serve as directors, officers, or managers of corporations unless they are protected by indemnification or by liability insurance, or both, in light of increased exposure to litigation risks and costs that may arise in connection with the services they provide to corporations and other legal entities and enterprises;

B. Existing laws governing or relating to the duties of officers and directors are frequently difficult to interpret and apply and are often unclear or ambiguous and fail to provide officers and directors with clear, adequate and reliable knowledge or guidance with respect to the legal risks and potential liabilities to which they may be exposed and the actions that they should take in performing their duties and responsibilities in good faith for their companies;

C. The Nevada Corporation Law authorizes and empowers Company to indemnify its officers, directors, employees and agents and the persons that serve or served, at the request of Company, as officers, directors, employees or agents of another corporation, partnership, joint venture, trust or other enterprise and provides that a Nevada corporation, in its articles of incorporation or bylaws, or in an agreement, may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation as such expenses are incurred and in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the officer or director is not entitled to be indemnified;

D. To induce Indemnitee to serve as an officer, director, employee or agent of Company as contemplated hereinabove, Company desires to indemnify Indemnitee to the fullest extent permitted by or under the Nevada Corporation Law.

NOW, THEREFORE, in consideration of the premises and agreements, covenants, and promises contained herein and for other good and valuable consideration, the Parties agree as follows:

1. Defined Terms. In addition to any term that may be defined in the text of this Agreement, the following terms shall be defined as follows:

“Affiliate” means, with reference to Company, any other Person controlling, controlled by or under the common control of Company. For purposes hereof, the term “control” (or any equivalent term) means having ownership of more than fifty percent (50%) of the voting securities of a Person or the power, whether through voting power or otherwise, to control the management policies of such Person.

“Articles” means the Articles of Incorporation of Company.

“Board of Directors” or “Board” means the board of directors of Company. “Bylaws” means the Bylaws of Company.

“Claim” means any threatened, pending or completed action, suit, proceeding or alternative dispute resolution proceeding, or any hearing, inquiry or investigation, that Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution proceeding, whether civil, criminal, administrative, investigative or otherwise.

“Company” means (a) Innovative Payment Solutions, Inc. (“IPSI”), and (b) any constituent corporation absorbed in a consolidation or merger to which IPSI (or any of its wholly owned subsidiaries) has been or becomes a party that, if its separate existence had continued, would have had power and authority to indemnify its officers, directors, employees, agents or fiduciaries in a manner substantially similar to the indemnification provided to Indemnitee under this Agreement.

“Exchange Act” means the (U.S.) Securities Exchange Act of 1934, as amended.

“Expenses means any and all direct and indirect costs and expenses, judgments, fines, penalties, sanctions and amounts paid in settlement (if such settlement is approved in advance by Company) of any Claim regarding or arising from an Indemnity Event. For purposes hereof, the term “Expenses” includes attorneys’ fees and all other costs, expenses and obligations incurred by Indemnitee in connection with investigating, defending, appearing as a witness in or otherwise participating in (including any appeal) any action, suit, proceeding, alternative dispute proceeding, hearing, inquiry or investigation involving any Claim regarding or arising from an Indemnity Event.

“Expense Advance” means any advance payment of Expenses to Indemnitee under or pursuant to this Agreement or as otherwise permitted under Nevada law.

“Indemnity Event” means any event or occurrence arising from or relating to (a) Indemnitee’s position or status as a past or current officer, director, employee, agent or fiduciary of Company or any of its Affiliates, or any predecessor thereof, respectively, or in serving (or having served) at the request of Company (or any predecessor thereof) as an officer, director, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, or (b) any act, action or inaction by or on the part of Indemnitee while serving in any such capacity or capacities.

“Nevada Corporation Law” means Chapter 78 of the Nevada Revised Statutes of the State of Nevada (codified at NRS §78.010 et seq).

“Person” means any natural person, corporation, company, partnership (including both general and limited partnerships), limited liability company, sole proprietorship, association, joint stock company, firm, trust, trustee, joint venture, unincorporated organization, executor, administrator, legal representative or other legal entity, including any governmental authority, entity or instrumentality.

“SEC” means the (U.S.) Securities and Exchange Commission. “Securities Act” means the (U.S.) Securities Act of 1933, as amended.

2. Interpretation; Protocols.

2.1 The name assigned to this Agreement and the Section (or subsection) headings or captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Terms defined in the singular shall have a comparable meaning when used in the plural and vice versa. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole, and references herein to Sections refer to Sections of this Agreement. Pronouns in masculine, feminine, and neutral genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires.

2.2 For purposes of this Agreement, the words, “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation”.

2.3 References in this Agreement to “other enterprise” include employee benefit plans and the term “fines” includes any administrative penalties or any excise taxes that may be assessed or imposed on Indemnitee under or with respect to any employee benefit plan or pursuant to or as a result of any benefits paid to or conferred upon Indemnitee by Company or its Affiliates.

2.4 Unless stated otherwise, references to money herein shall mean and refer to the currency (U.S. Dollars) of the United States of America.

3. Indemnification; Non-Exclusivity.

3.1 It is intended by Company and Indemnitee that the indemnification of Indemnitee as provided in this Agreement shall be to the fullest extent allowed by the Nevada Corporation Law including Nevada Revised Statutes § 7502. Accordingly, the indemnification provided to Indemnitee under this Agreement shall not be limited by, and shall be in addition to, any indemnification provided to or conferred upon Indemnitee under the Articles or Bylaws or that may be otherwise provided under the Nevada Corporation Law or other applicable law, in each case as they exist on and as of the date of this Agreement.

3.2 In the event of any change in any applicable law, statute or regulation after the date of this Agreement that expands or enlarges the right of a Nevada corporation to indemnify its officers, directors, employees, agents and/or fiduciaries, the Parties intend that Indemnitee shall be entitled to such expanded or enlarged indemnity benefits as may be accorded by any such change in applicable law, statute or regulation. In the event that any change in any applicable law, statute or regulation after the date of this Agreement narrows or reduces the scope or benefits of any indemnity currently afforded Indemnitee under this Agreement or under the Articles or Bylaws, or under or by virtue of existing applicable laws, statutes and regulations, any such changes shall not narrow or reduce, or be applied to narrow or reduce, the scope and benefits of indemnification provided to Indemnitee as of the date of this Agreement.

4. Indemnification; Third Party Claims.

4.1 Company shall indemnify Indemnitee if Indemnitee is a party to or is threatened to be made a party to or is otherwise involved in any Claim (other than a Claim by or in the right of Company), asserted or brought by reason of an Indemnity Event, against all Expenses incurred by Indemnitee in connection such Claim, if Indemnitee either (a) is not liable pursuant to NRS § 78.138, or (b) acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interest of Company and, in the case of a criminal claim or proceeding, had no reasonable cause to believe that his/her conduct was unlawful.

4.2 The termination or resolution of any Claim by judgment, judicial order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, does not, of itself, create a presumption that Indemnitee is liable under or pursuant to NRS § 78.138 or did not act in good faith or in a manner which he/she reasonably believed to be in or not opposed to the best interest of Company or, with respect to any criminal claim or proceeding, that Indemnitee had reasonable cause to believe that his/her conduct was unlawful. Any payment of Expenses under this Section 4 shall be made by Company within thirty (30) days after written demand by Indemnitee for such payment is delivered or submitted to Company.

5. Indemnification; Derivative Actions.

5.1 Company shall indemnify Indemnitee if Indemnitee is a party to or is threatened to be made a party to or is otherwise involved in any Claim by or in the name of Company to procure a judgment in its favor, by reason of an Indemnity Event, against all Expenses incurred by Indemnitee in connection with such Claim, if Indemnitee either (a) is not liable pursuant to NRS 78.138, or (b) acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interest of Company.

5.2 Notwithstanding the provisions of Section 5.1, no indemnification thereunder shall be provided to Indemnitee for any Claim, issue or matter to which Indemnitee has been adjudged by a court of competent jurisdiction, after the exhaustion of all appeals therefrom, to be liable to Company or for amounts paid in settlement to Company, unless and to the extent that any court in which such Claim is brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as the court deems proper. Any payment of Expenses under this Section 5 shall be made by Company, if Indemnitee is determined to be entitled to such Expenses, within thirty (30) days after written demand by Indemnitee for such payment is delivered or submitted to Company.

6. Mandatory Payment/Reimbursement of Expenses.

Notwithstanding any other provision contained in this Agreement (other than as provided in Sections 10 and 11), if and to the extent that Indemnitee is successful on the merits or otherwise in defending any Claim regarding or arising from an Indemnity Event (including any favorable judgment or dismissal with or without prejudice), Indemnitee shall be indemnified, and shall be paid for all Expenses incurred by Indemnitee (other than Expenses previously advanced or paid to Indemnitee by Company), in connection with any such Claim.

7. Indemnification; Payment of Expenses.

7.1 Expense Advances.

(a) To the extent permitted by applicable law, Company shall advance to Indemnitee the Expenses incurred by Indemnitee in connection with any Claim regarding or arising from an Indemnity Event, with the advance of such Expenses being made by Company within thirty (30) days after Company receives a statement, invoice or written demand from Indemnitee (with any required or supporting documentation) requesting such advance of Expenses, provided and on the condition that Indemnitee (i) has provided to Company an undertaking to repay all such Expense Advances to Company if and to the extent that it is determined, by a court of competent jurisdiction in a final non-appealable judgment or order, that Indemnitee is not entitled to be indemnified by Company, and (ii) such undertaking remains in effect hereunder.

(b) In requesting any Expense Advance from Company, Indemnitee may, in the event that any supporting documentation refers to legal services rendered or anticipated in a manner, or to the extent that, it could result in a waiver of the attorney/client privilege or other privilege accorded Indemnitee under applicable law, deliver or submit to Company only copies of invoices without supporting documentation.

(c) Any Expense Advances requested by Indemnitee shall be unsecured and interest-free and shall be made to Indemnitee without regard to Indemnitee’s ability to repay such Expense Advances to Company (other than in providing Company with an undertaking by execution of this Agreement as provided in Section 7.2 in the event that it is determined that Indemnitee is not entitled to indemnification with respect to such Expenses. The right of Indemnitee to request and obtain Expense Advances hereunder shall continue until the final disposition (including any appeal) of each Claim for which Expense Advances may be requested from time to time by Indemnitee as provided herein.

(d) Indemnitee’s right to Expense Advances under this Section 7.1 shall not apply to any request or claim by Indemnitee for or with respect to which indemnification is excluded or precluded under Sections 10 or 11.

7.2 Expense Advance Undertaking. Company and Indemnitee each acknowledge and agree that Indemnitee’s execution and delivery of this Agreement to Company shall constitute an undertaking by Indemnitee, to the fullest extent required by applicable law, to repay to Company all Expense Advances if and to the extent that it is determined, by a court of competent jurisdiction in a final non-appealable judgment or order, that Indemnitee is not entitled to be indemnified by Company.

8. Notice of Claims; Duty to Cooperate.

8.1 Indemnitee agrees to provide Company with a written notice, as soon as possible or practicable, of any Claim threatened, asserted or made against Indemnitee and for or as to which indemnification is or may be sought by Indemnitee under this Agreement or otherwise. Each such notice by Indemnitee shall be directed to the board of directors of Company or to its chief executive officer or secretary at the address for Company listed or displayed on the signature page of this Agreement (or such other address as Company may designate in writing to Indemnitee from time to time). Any failure of Indemnitee to give written notice of any such Claim as provided hereinabove shall not relieve Company of its obligation to indemnify Indemnitee unless and to the extent that Company demonstrates that such failure on the part of Indemnitee has resulted or will result in irreparable economic harm to Company that could have been avoided if Indemnitee had provided timely notice to Company as provided herein.

8.2 With respect to any Claim for or as to which Company may be required to indemnify Indemnitee (or as to which Company has assumed the defense of Indemnitee as provided hereinafter), Indemnitee shall reasonably cooperate with Company in the defense of any such Claim and will provide to Company such information and documents as Company may reasonably require to the extent that Indemnitee is in possession of or has the power to access and obtain such information and documents.

9. Selection of Counsel.

9.1 In the event that Company is obligated to indemnify Indemnitee for the Expenses incurred by Indemnitee in connection with any Claim, Company shall be entitled, at its election and upon giving written notice to Indemnitee, to assume the defense of such Claim with counsel selected by Company and approved by Indemnitee (with such approval not unreasonably withheld or delayed by Indemnitee).

9.2 Upon Company’s election to assume the defense of any Claim as provided herein (and counsel has been retained by Company in connection therewith), Company shall have no further obligation to pay Indemnitee for attorneys’ fees incurred by Indemnitee with respect to such Claim. Notwithstanding Company’s assumption of the defense of any such Claim, Indemnitee shall have the right to employ separate counsel with respect to such Claim at Indemnitee’s expense. In addition thereto, Company shall dispense with the counsel it has retained (with Indemnitee’s consent) and shall pay the fees and charges of Indemnitee’s separate counsel if (a) Company agrees to do so in writing, or (b) Indemnitee and its separate counsel has determined that a conflict of interest may exist between Company and Indemnitee in conducting the defense of any Claim.

10. Exclusions from Indemnity.

10.1 Notwithstanding anything to the contrary in this Agreement, Company shall not be required to indemnify Indemnitee or pay the Expenses of Indemnitee in or with respect to any of the following:

(a) Any Claims (and the Expenses incurred in connection therewith) that are initiated or asserted by Indemnitee and not by way of defense of any Claim, except for claims, actions, suits or proceedings initiated by Indemnitee (1) to enforce his/her indemnification rights under this Agreement or other agreement or insurance policy, or under the Articles or Bylaws, (2) with the prior authorization or approval of the Board of Directors, or (3) as otherwise may be required under the Nevada Corporation Law to establish Indemnitee’s right to indemnity or payment of Expenses (and regardless of its outcome or ultimate disposition).

(b) Any claims asserted or any action, suit or proceeding instituted by Indemnitee to enforce the terms of this Agreement if a court of competent jurisdiction determines that any such claim, action, suit or proceeding was not asserted or instituted by Indemnitee in good faith or is otherwise determined to be frivolous or without any legitimate basis in fact or law. For the avoidance of doubt, it is expressly stated that the Company is obligated to indemnify Executive for claims to enforce the terms of this Agreement that are brought in good faith and are non-frivolous.

(c) Any acts, omissions, activities or other transactions conducted by Indemnitee for or as to which Indemnitee may not be indemnified or relieved of liability under applicable law.

(d) Any Claims (and the Expenses paid in connection therewith) if it is determined in a final non-appealable judgment or order that (1) such payments were made in violation of applicable law, (2) Indemnitee must make an accounting of profits from Indemnitee’s purchase and sale of Company’s securities under or pursuant to the provisions of Section 16(b) of the Exchange Act or a similar provision under federal or state law, or (3) Indemnitee’s acts, actions or omissions involved intentional misconduct, fraud or a knowing violation of law, including any determination that Indemnitee defrauded or stole from Company, misappropriated confidential or proprietary information or the trade secrets of Company, or otherwise converted the assets or properties of Company to his/her own personal use or benefit.

(e) Settlement of any Claim, or any amounts paid in settlement of any Claim, without Company’s written consent.

11. Exclusion; Potential Liability Under Securities Laws.

Notwithstanding any provision in this Agreement, Company shall not be required or obligated to indemnify Indemnitee under any Claim (or pay the Expenses in connection therewith) to the extent that such indemnity and payment of Expenses (a) will violate the Securities Act or the Exchange Act, or the rules and regulations thereunder, respectively, or any registration statement filed by Company under the Securities Act, or any public policy relating thereto, or (b) will require Company, to achieve compliance with the undertakings required in paragraph (h) of Item 512 of Regulation S-K, to submit to a court of competent jurisdiction any issue regarding whether Indemnitee is entitled to indemnification for liabilities arising under the Securities Act.

12. Statute of Limitations; Claims in the Right of Company.

No civil action or proceeding shall be asserted, initiated or brought by or in the right of Company against Indemnitee or his/her estate, spouse, heirs, executors or personal or legal representatives after the expiration of two (2) years from the date on which any Claim (or any claim or cause of action asserted therein) arose or accrued under applicable law, and any such claim or cause of action shall be time-barred, extinguished and deemed released unless asserted by the timely filing of a civil action or proceeding within such two-year period; provided, however, in the event that any shorter statute or period of limitations is or becomes applicable to any such claim or cause of action under applicable law, the shorter statute or period of limitations shall govern.

13. Governing Law; Consent to Jurisdiction.

13.1 Governing Law. This Agreement, including the validity, substance, interpretation and enforcement thereof, shall be governed in all respects by the laws of the State of Nevada without regard to its conflicts of laws or choice of laws principles.

13.2 Dispute Resolution; Arbitration.

(a) At the option of Company or Executive, and to the extent permitted by applicable law, any dispute, controversy or question arising under, based on or relating to this Agreement, or any breach or failure to comply with the terms hereof (each a “Dispute”), shall be finally and exclusively resolved by binding arbitration administered by the American Arbitration Association (“AAA”) under its Commercial Arbitration Rules (the “AAA Rules”). Unless otherwise agreed by the Parties, arbitration of any Dispute shall be conducted before a single arbitrator selected by the Parties and the forum and venue for such arbitration shall be AAA’s Los Angeles Regional Center in Los Angeles, California. Each Party hereby submits to AAA and the selected forum for the arbitration of any Dispute, waives any objection to the venue of such arbitration, and agrees that service of process and other notices, pleadings and documents in any arbitration or proceeding hereunder may be delivered to a Party in accordance with the provisions governing “Notices” in this Agreement.

(b) If the Parties are unable to agree upon a neutral arbitrator within thirty (30) days after a Party notifies the other Party in writing of its intent to submit a Dispute to arbitration, either Party may apply to AAA for the appointment of an arbitrator or, if AAA is not then in existence or declines to act, either Party may apply to the Presiding Judge of the Superior Court of any county in the State of California for the appointment of a neutral arbitrator to hear the Parties and settle the Dispute and such Judge is hereby authorized to make such appointment.

(c) If the Parties so agree in writing, and subject to the consent of the single arbitrator, hearings and proceedings conducted in the arbitration of any Dispute hereunder may be conducted remotely by secure video conferencing technology that is acceptable to the Parties.

(d) The decision or award of the arbitrator shall be in writing and shall set forth detailed reasoning for the award. Discovery shall be conducted expeditiously, bearing in mind the objective of limiting discovery and expediting the decision or award of the arbitrator at the most reasonable cost and expense to the Parties. The decision of the arbitrator shall be final, conclusive and binding on the Parties and no action at law or in equity shall be instituted or, if instituted, prosecuted by either Party other than to enforce the award of the arbitrator. Judgment upon an award rendered pursuant to such arbitration may be entered in any court having jurisdiction or application may be made to such court for a judicial acceptance of the award and/or an order of enforcement, as the case may be.

13.3 Extraordinary Relief.

The rights of the Parties under this Agreement are of a special, unique and intellectual character which gives them a unique value, and a breach of any provision of this Agreement (including in particular the provisions contained in Articles 5.0 and 6.0) will cause the Parties irreparable economic harm or damage that cannot be reasonably or adequately compensated in damages in an action at law. Accordingly, without limiting any right or remedy that either Party may have under this Agreement or applicable law, or otherwise, the Parties agree that they each shall be entitled to seek injunctive and other extraordinary relief to enforce and protect their respective rights granted under this Agreement, whether through arbitration or litigation as provided herein, without any requirement that either Party post a bond or other security.

13.4 Expenses of Enforcement.

The prevailing Party in any arbitration under this Article 13.0 shall have its attorneys’ fees and costs, including the compensation and expenses of any arbitrator, paid by the non-prevailing Party.

14. Notices.

All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (a) if delivered by hand or by private courier and signed for by the receiving Party, on the date of such delivery, (b) if sent by facsimile with written evidence of successful transmission, on the date of such transmission, or (c) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. The addresses for notices to either Party are as displayed in the introductory paragraph of this Agreement or as subsequently modified by written notice by a Party to the other Party.

15. General Provisions.

15.1 Amendment, Waiver & Termination. No amendment, modification, supplement, termination or cancellation of this Agreement shall be effective unless it is in writing and signed by each Party. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

15.2 Integration; Entirety. This Agreement sets forth the entire understanding between the Parties and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the Parties.

15.3 Disclaimer of Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of Company or any of its Affiliates.

15.4 Severability. In the event that any provision contained in this Agreement (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law. In connection therewith, and to the fullest extent possible, the provisions of this Agreement (including each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the Parties in the provision held invalid, illegal or unenforceable.

15.5 Subrogation. In the event of any payment by Company under this Agreement, Company shall be subrogated, to the extent of such payment, to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts as may be necessary to secure such rights and to enable Company to assert all claims and to initiate all such civil actions, suits and proceedings that may be required or necessary to enforce such rights and claims.

15.6 Counterparts. This Agreement may be executed in one or more counterparts, including facsimile or digital counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first written above.

COMPANY:

Innovative Payment Solutions, Inc.,

By:

Name:

Title:

INDEMNITEE:

RICHARD ROSENBLUM

EXHIBIT B

CALIFORNIA LABOR CODE SECTION 2870

(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1)	Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2)	Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

B-1